Exhibit 99.1

ETE and ETP Announce Plans to Drop Down Southern Union Assets into ETP-Controlled Entity

–	Improves operational efficiencies and increases transparency to investors

–	Will be implemented concurrent with closing of Sunoco transaction

–	No effect on Sunoco merger timing or consideration

June 18, 2012 (DALLAS, TX) – Energy Transfer Equity, L.P. (NYSE:ETE) and Energy Transfer Partners, L.P. (NYSE:ETP) announced today that ETE plans to drop down its interest in Southern Union Company (SUG) into an ETP-controlled entity, which will also include assets to be acquired in the recently announced merger between Sunoco, Inc. (NYSE:SUN) and ETP.

Concurrent with the closing of the Sunoco merger, ETE will contribute its interest in SUG into an ETP-controlled entity in exchange for a 60 percent equity interest in the new entity, to be called ETP Holdco Corporation (HoldCo). In conjunction with ETE’s contribution, ETP will contribute its interest in Sunoco to HoldCo and will retain a 40 percent equity interest in HoldCo. Prior to the contribution of Sunoco to HoldCo, Sunoco’s interests in Sunoco Logistics Partners L.P. (NYSE:SXL) will be transferred to ETP.

“Through this transaction, we resolve the timing of ETE’s drop-down of the SUG assets, without the need for external equity or debt financing, and will enhance distribution growth prospects at both ETE and ETP,” said Kelcy Warren, ETE chairman of the board. “Furthermore, this new entity will increase ETP’s scale of operations and its ability to serve more customers in the rapidly expanding midstream marketplace.”

The transaction has been approved by the boards of directors of ETE’s general partner and ETP’s general partner and will not require the approval of Sunoco’s board. In addition, Energy Transfer has reviewed its plans with all three credit rating agencies and believes that the new structure enhances the overall credit profile of ETE, ETP and SUG and furthers ETP’s commitment to maintaining investment grade credit ratings. The transaction will not require ETE or ETP unitholder approval and no regulatory issues are expected.

Additional information concerning this announcement can be found in Current Reports on Form 8-K filed with the Securities and Exchange Commission today by both ETE and ETP.

Wells Fargo Securities, LLC acted as financial advisor to ETP, while Latham & Watkins LLP and Bingham McCutchen LLP acted as legal counsel. Evercore Partners acted as financial advisor to the ETP conflicts committee, while Morris, Nichols, Arsht & Tunnell LLP acted as legal counsel. RBS Securities, Inc. acted as financial advisor to the ETE conflicts committee and the ETE special committee, while Potter Anderson & Corroon LLP acted as legal counsel. Vinson & Elkins L.L.P. acted as legal counsel to ETE.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 52.4 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. ETE is also the parent of Southern Union Company. The ETE family of companies owns approximately 45,000 miles of natural gas and natural gas liquids pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Alabama, Arizona, Arkansas, Colorado, Florida, Louisiana, Mississippi, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include approximately

23,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Sunoco, Inc. (NYSE: SUN) is a leading logistics and retail company. The company owns the general partner interest of Sunoco Logistics Partners L.P., which consists of a two percent ownership interest and incentive distribution rights, and owns a 32.4 percent interest in the Partnership’s limited partner units. Sunoco Logistics Partners L.P. is an owner and operator of complementary pipeline, terminal and crude oil acquisition and marketing assets. Sunoco also has a network of approximately 4,900 retail locations in 23 states.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary pipeline, terminalling and crude oil acquisition and marketing assets. The Refined Products Pipelines consist of approximately 2,500 miles of refined products pipelines located in the northeast, midwest and southwest United States, and equity interests in four refined products pipelines. The Crude Oil Pipelines consist of approximately 5,400 miles of crude oil pipelines, located principally in Oklahoma and Texas. The Terminal Facilities consist of approximately 42 million shell barrels of refined products and crude oil terminal capacity (including approximately 22 million shell barrels of capacity at the Nederland Terminal on the Gulf Coast of Texas and approximately 5 million shell barrels of capacity at the Eagle Point terminal on the banks of the Delaware River in New Jersey). The Crude Oil Acquisition and Marketing business involves the acquisition and marketing of crude oil and is principally conducted in Oklahoma and Texas and consists of approximately 190 crude oil transport trucks and approximately 120 crude oil truck unloading facilities.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between Energy Transfer Partners, L.P. (“ETP”) and Sunoco, Inc. (“Sunoco”), ETP plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement/prospectus to be mailed to the Sunoco shareholders in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT ETP, SUNOCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:

Energy Transfer Partners, L.P.	Sunoco, Inc.
3738 Oak Lawn Ave.	1818 Market Street, Suite 1500
Dallas, TX 75219	Philadelphia, PA 19103
Attention: Investor Relations	Attention: Investor Relations
Phone: (214) 981-0795	Phone: (215) 977-6764
E-mail: InvestorRelations@energytransfer.com	E-mail: SunocoIR@sunocoinc.com

PARTICIPANTS IN THE SOLICITATION

ETP and Sunoco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated March 16, 2012, which is filed with the SEC. A more complete description will be available in the registration statement and the proxy statement/prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between ETP and Sunoco, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about ETP, Energy Transfer Equity, L.P. (“ETE”), Sunoco Logistics Partners, L.P. (“SXL”) or Sunoco managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory approvals, Sunoco shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability of ETP to successfully integrate Sunoco’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in the Annual Reports on Form 10-K for the year ended December 31, 2011 filed with the SEC by ETP, ETE, SXL and Sunoco. ETP, ETE, SXL and Sunoco disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

Contact Details

For Energy Transfer:

Brent Ratliff (investors): 214-981-0700

Mark Palmer (media): 214-254-3790

Vicki Granado (media): 214-599-8785

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